Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in the Registration Statements on Form S-8 (Registration No. 333-179207) and Form S-3 (Registration Nos. 333-186019 and 333-197901) of Bonanza Creek Energy, Inc. (the “Company”) with respect to the information from our firm’s report dated January 15, 2014, included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2013, and our firm’s audit letter dated January 14, 2015, which set forth the estimates of revenues from the Company’s oil and gas reserves as of December 31, 2013, and December 31, 2014, respectively, in reliance upon the authority of this firm as experts in petroleum engineering.  We hereby further consent to the reference to this firm under the heading “Experts” in such Registration Statements.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
February 3, 2015